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                                                  Exhibit 10(b)

                       THE ADVEST GROUP, INC.

                  NON-EMPLOYEE DIRECTOR EQUITY PLAN

     The Advest Group, Inc. (the "Company") hereby establishes the Non-Employee Director Equity Plan, for non-employee directors of the Company. The purposes of the Plan are to provide non-employee directors with incentives to improve the Company's performance by increasing their level of stock ownership and to provide an additional means of attracting and retaining non-employee directors.

                              ARTICLE I
                             DEFINITIONS

     When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used.

     Section 1.1. "Beneficiary" means any person (including, but not limited to, a Participant's estate) designated by a Participant on a form provided or approved by the Committee to receive any Stock to which such Participant shall be entitled upon such Participant's death in accordance with the terms of the Plan. No designation of Beneficiary shall be effective until filed with the Committee. If more than one Beneficiary shall be designated, the Beneficiaries shall share equally in any rights or interests of the Participant under the Plan. If a Participant shall fail to file a valid designation form, or if all persons designated on the designation form shall have predeceased the Participant, the Company shall distribute all of the Participant's Stock to which he shall have been entitled upon his death to such Participant's estate.

     Section 1.2. "Board of Directors" means the Board of Directors of the Company or the Executive Committee of such Board.

     Section 1.3. "Code" means the Internal Revenue Code of 1986, as amended.

     Section 1.4. "Committee" means an administrative committee designated to administer this Plan in accordance with Article VII.

     Section 1.5. "Company" means The Advest Group, Inc. and any successor thereto by merger, consolidation, purchase or otherwise.

     Section 1.6. "Compensation" for any Deferral Period means the amount of earnings due to the Participant in their capacity as director during the Deferral Period as defined by the Company. Compensation will be calculated on income before deductions for Federal, state or local taxes or other tax.

     Section 1.7. "Deferral Period" for any Participant and for any calendar year, means the period beginning on the first day of any calendar year (beginning with 1996) and ending on the earliest of:
(a) the termination of the Participant's employment with the Company or an
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Affiliate, (b) the termination of the Plan in accordance with Article
VI, or (c) the last day of such calendar year.

     Section 1.8. "Deferred Amount" or "Amount Deferred" for any period means that portion of a Participant's Compensation deferred for investment in Restricted Stock during that period in accordance with Section 3.1.

     Section 1.9.  "Effective Date" means January 1, 1996.

     Section 1.10. "Participant" means a non-employee director participating in the Plan as provided in Article II.

     Section 1.11. "Plan" means "The Advest Group, Inc. Non-Employee Director Equity Plan", also sometimes referred to as the "Non-
Employee Director Stock Purchase Plan".

     Section 1.12.  "Purchase Price" for each share of Restricted
Stock shall mean one-hundred percent (100%) of the closing price per share of the Stock on the Composite Tape of the New York Stock
Exchange on the day the Restricted Stock is purchased.

     Section 1.13. "Restricted Period" with respect to any shares of Restricted Stock acquired under this Plan, shall mean the period commencing on the acquisition of such Restricted Stock and concluding on the earlier of (a) the fifth anniversary of the end of the calendar year with respect to which the Restricted Stock was acquired and (b) the date the Participant is no longer a member of the Board of Directors as a result of death or disability or other cause, unless such departure was as a result of voluntary resignation or failure to stand for reelection.

     Section 1.14. "Restricted Stock" means the unsecured right to receive shares of Stock subject to the restrictions set forth in
Article IV which rights are accrued on behalf of Participants with Deferred Amounts.

     Section 1.15.  "Stock" means the common stock of the Company.

     Section 1.16. "Voluntary Election" shall mean an election made by any Participant to defer a percentage of his or her annual retainer higher than 50% or any percentage of his or her other fees, in each case up to a maximum of 100%. A Voluntary Election for any Deferral Period shall be made on such forms as the Committee may prescribe according to Section 7.2(h). Such election shall be made on or prior to the beginning of the applicable Deferral Period.
Once a Voluntary Election has been made by a Participant for a Deferral Period it may not be changed during the Deferral Period.


                             ARTICLE II
                            PARTICIPATION

     Section 2.1. Participants. Any non-employee director of the Company who receives any Compensation during calendar 1996 or any subsequent calendar year during the term of
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the Plan will become a participant in the Plan for that calendar year
(each such person is referred to as a "Participant").

     Section 2.2. Duration of Participation. A Participant shall cease to be a Participant on the earliest of: (a) the date all Restricted Periods with respect to all shares of Restricted Stock purchased hereunder end, or (b) the date the Plan is terminated in accordance with Article VI.


                             ARTICLE III
                   DEFERRAL AND RESTRICTED PERIOD

     Section 3.1. Amount Deferred. During any Deferral Period for each Participant the Deferred Amount will be as follows: (a) with respect to any payments of annual retainer he or she is otherwise due, 50%, or such greater percentage as he or she has elected in a Voluntary Election, and (b) with respect to any payments of per meeting or other fees, such percentage as he or she has elected in a Voluntary Election. Amounts deferred hereunder shall be withheld from payments to Participants at such time as they would otherwise be made.

     Section 3.2. Investment in Restricted Stock. On the 5th business day after the earning release for any calendar quarter during which amounts have been deferred, the total of a Participant's Deferred Amounts under Section 3.1 shall be applied to acquire Restricted Stock for such Participant at the then Purchase Price. No interest or other earnings shall accrue on amounts deferred prior to acquisition of Restricted Stock. Fractional shares of Restricted Stock may be acquired by a Participant; provided, that the Committee may establish procedures to eliminate any fractional holdings in a manner equitable to the Participants.

     Section 3.3. Delivery of Stock. Shares of Stock shall be transferred to a Participant's brokerage account with Advest within a reasonable time after, and only after, the Restriction Period with respect to such Restricted Stock shall end.


                             ARTICLE IV
                       ACCOUNTING AND FUNDING

     Section 4.1. Book Reserve. The Company shall credit to a book reserve those amounts of Restricted Stock provided for in this Plan for each Participant.

     Section 4.2. Nonalienation of Payment. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and the Participant's heirs, executors, administrators and legal representatives. Except as permitted by the preceding sentence, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall to the extent permissible be exempt from garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant, or for any other relative of a Participant prior to actually being received by the person entitled to the benefit
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under the terms of the Plan; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Company shall not in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     Section 4.3. Source of Payment. All payments of Stock to be delivered under this Plan shall be from the unallocated treasury stock or newly issued stock of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment; provided, that the Company may establish a revocable or irrevocable trust for the purposes of delivering Stock under the Plan. The establishment of a revocable trust shall not require the Company to fund such trust nor shall the Company be prevented from accessing amounts in such trust for any purpose it deems appropriate. In no event shall any arrangement be established that would cause the Plan to be considered "funded" under federal or state income tax rules. No Participant shall have any right, title, or interest whatever in or to any such trust or any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. Nothing contained in the Plan shall constitute a representation or warranty by the Company or any other entity or person that the assets of the Company are or will be sufficient to make any payment hereunder or that the Company will be legally permitted to make such payment.

     Section 4.4. Voting; Dividends. A Participant shall have no right to vote Restricted Stock during the Restriction Period or to receive any regular dividends on such shares of Restricted Stock.
In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.


                              ARTICLE V
                             WITHHOLDING

     In the event that the Company determines that it is required by law to withhold taxes at any time, including, but not limited to the time the Restricted Period with respect to any Restricted Stock ends, the Company shall have the right to require a Participant to pay to the Company the amount of taxes that the Company is required to withhold or, in lieu thereof, (a) to retain, or sell without notice, a sufficient number of shares of Stock held by it for the Participant to cover the amount to be withheld, or (b) to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall prescribe.
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                             ARTICLE VI
                      AMENDMENT AND TERMINATION

     Section 6.1. Power to Amend. The Board of Directors may amend, modify, change, or revise the Plan by amendment at any time; provided, however, that (a) no amendment shall increase the duties or liabilities of the Board of Directors or the Committee without written consent of each member and (b) no amendment shall be made without the written consent of a Participant if the effect of such amendment would reduce the rights of a Participant with respect to Restricted Stock acquired prior to the date of the amendment.

     Section 6.2. Plan Termination. The continuation of the Plan is not assumed as a contractual obligation of the Company and the right is reserved by the Company at any time to discontinue the Plan. The Plan may be terminated by the Board of Directors at any time, when in its judgment, business, financial or other good causes make such termination necessary or appropriate; such termination to become effective upon the delivery of notice by the Board of Directors or the Committee to the Participants. Termination of the Plan shall cause the Restricted Period to end with respect to all Restricted Stock upon termination.


                             ARTICLE VII
                     ADMINISTRATION OF THE PLAN

     Section 7.1.  Authority and Responsibility of the Committee.
The Board of Directors shall appoint the members of a Committee, which members shall hold office at the pleasure of the Board of Directors. Said Committee shall consist of not less than three nor more than eight members, any one or more of whom may, but need not, be an officer of the Company. If there is at any time a vacancy on the Committee for any reason, the Board of Directors shall fill such vacancy, but the Committee may act notwithstanding the existence of vacancies as long as there shall continue to be at least two members of the Committee. The Committee shall select a Chairman from among its members. The Committee shall have overall responsibility for the administration and operation of the Plan. The Committee will have all powers as may be necessary to discharge its duties hereunder.

     Section 7.2. Committee Duties. The Committee, on behalf of the Participants and all other Beneficiaries of the Plan, will administer and operate the Plan in accordance with the terms of the Plan and will have all powers necessary to accomplish that purpose, including, but not limited to, the following:

          (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

          (b)  To construe the Plan;

          (c) To determine all questions arising in the administration of the Plan, including those relating to the eligibility of persons to become Participants in accordance with Article II and the rights of Participants and their Beneficiaries, and its decisions thereon shall be final and binding upon all persons hereunder;
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          (d)  To oversee the retention of records relating to
          Participants and other matters applicable to the Plan;

          (e) To make available to Participants and Beneficiaries upon request, for examination during business hours, such records as pertain exclusively to the examining Participant (or Beneficiary);

          (f) To prescribe procedures to be followed by Participants and Beneficiaries in making claims hereunder;

          (g) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Company, such documents and instruments, if any, as the Committee deems appropriate;

          (h)  To prescribe and adopt the use of necessary forms;

          (i) To appoint such agents and other specialists to aid it in the administration of the Plan as it deems necessary; and

          (j) To make periodic reports on the operation and administration of the Plan to the Board of Directors as may be required in any articles of incorporation, charter, or by-laws pertaining to the Company.

     Section 7.3. Records. The regularly kept records of the Committee and the Company shall be conclusive evidence as to all matters contained therein applicable to this Plan.

     Section 7.4. Committee Decisions Final. The decisions of the Committee concerning matters within its jurisdiction shall be final, binding, and conclusive upon the Company and its Affiliates, the Participants, Beneficiaries and any other person or party interested or concerned.

     Section 7.5. Committee as Agent. The Committee shall act as agent for the Company in the administration of the Plan.

     Section 7.6. Plan Expenses. All clerical, legal and other expenses of the Plan shall be paid by the Company.

     Section 7.7.  Allocations and Delegations of Responsibility.

     (a) Delegations. The Committee shall have the authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes herein as if such action had been taken by the Committee. The Board of Directors or the Committee shall not be liable for any act or omission of any such delegate. The delegate shall report periodically to the Committee concerning the discharge of the delegated responsibilities.
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     (b)  Allocations.  The Committee shall have the authority to allocate, from time to time, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Board of Directors or the Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall report periodically to the Committee concerning the discharge of the allocated responsibilities.

     (c) Limit on Liability. Duties and responsibilities which are carried out in good faith by the Committee hereunder or which have been allocated or delegated pursuant to the terms of the Plan or subsections (a) or (b) of this Section 7.7 shall not create any liability of the Company, Board of Directors, or Committee, or any member thereof.


                            ARTICLE VIII
                      MISCELLANEOUS PROVISIONS

     Section 8.1. Merger. Any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company. This Plan shall be binding on all successors to and assigns of the Company; provided that such successors or assigns may terminate the Plan in accordance with the provisions hereof.

     Section 8.2. Securities Laws. The Committee may require each person acquiring Restricted Stock or Stock to represent and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restriction on transfer. Furthermore, all certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     Section 8.3. Indemnification. The Company shall indemnify and hold harmless to the extent legally permitted each member of the Board of Directors (acting in such capacity), the Committee and each officer and Employee of the Company to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan.

     Section 8.4. Disclosure. Each Participant shall receive a copy of the summary of the Plan and the Committee will make available for inspection by any Participant or Beneficiary a copy of the Plan and any written procedures used by the Committee in administering the Plan.
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     Section 8.5.  Gender.  Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

     Section 8.6. Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     Section 8.7. Invalidity of Certain Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     Section 8.8. Law Governing. The Plan shall be construed and enforced according to the laws of the State of Connecticut (other than its laws respecting choice of law).

     Section 8.9. Limitation on Liability. Neither the Company nor any agent or representative of the Company who is an employee, officer, or director of the Company in any manner guarantees the payments to be made under the Plan against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. The Company shall not be responsible for any act or failure to act of any agent appointed to administer the Plan.



                              THE ADVEST GROUP, INC.



                              By:/s/ Allen Weintraub
                                 -----------------------
                                 Allen Weintraub
                                 Chief Executive Officer

ATTEST:

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